Exhibit 10.1
TRM Corporation Inc
1521 Locust Street
Suite 200
Philadelphia
PA19102
USA
For the Attention of: Richard Stern
BY FAX AND BY AIRMAIL
Date
20 November 2007
Dear Sirs
Re:	Sale and Purchase Agreement dated 24 January 2007 between (1) TRM Corporation Inc. (“TRM Corp”) and (2) Notemachine Limited (“Notemachine”) relating to the sale and purchase of the entire issued share capital of TRM (ATM) Limited (“TRM Limited”) (the “Agreement”) and Tax Deed dated 24 January 2007 between TRM Corp and Notemachine (the “Tax Deed”)

1.	Notemachine acquired the entire issued share capital of TRM Limited on 24 January 2007.

2.	By letter dated 22 February 2007 Notemachine notified TRM of matters giving rise to or potentially giving rise to Warranty Claims under the Agreement by Notemachine against TRM (the “22 February Letter”).

3.	By letter dated 20 March 2007 Notemachine notified TRM of further matters giving rise or potentially giving rise to warranty claims under the Agreement or claims under the Tax Deed by Notemachine against TRM (the “20 March Letter”).

4.	The draft Completion Accounts were prepared in accordance with clause 4.1 of the Agreement. TRM Corp notified Notemachine on 26 April 2007 that it did not accept the draft Completion Accounts. Notemachine considers that an adjustment of £4,211,216 in its favour should be made in the Completion Accounts (the “Completion Accounts Claim”).

5.	Notemachine and TRM Corp (together the “Parties”) have now agreed, without admission of liability, and as set out herein the terms of a full and final settlement of:
(a)	the Completion Accounts as defined in the Agreement and all and any associated rights, liabilities and obligations; and

(b)	all claims and potential claims of whatever kind (including in respect of interest and costs), present or future, whether or not presently known or contemplated, and even if the availability of the claims arises from or is affected by any change in the law or other change of circumstance of any sort, which either Party has or may have against the other Party in each case in relation to or arising out of or in connection with, whether directly or indirectly the matters raised in the 22 February Letter, the 20 March Letter and/or the Completion Accounts Claim,

together the “Settled Claims”.
6.	Defined terms in this agreement shall have the same meaning as in the Agreement.
Settlement Terms
     7. In consideration of the mutual covenants contained herein, the Parties agree that in full and final settlement of the Settled Claims:
(a)	TRM Corp shall pay to Notemachine the sum of £3,250,000. In order to satisfy this liability TRM Corp will make the following payments via electronic transfer to the account detailed at clause 17 (“the Account”):
(i)	TRM Corp shall immediately upon signature of this agreement pay £500,000 to Notemachine, and release the remaining escrow funds of £70,733, leaving a principal balance outstanding of £2,679,267.

(ii)	TRM Corp shall pay the sum of £33,490 to Notemachine on 1 December 2007, such payment representing interest at 15% per annum on the principal sum outstanding.

(iii)	TRM Corp shall pay £625,000 of principal to Notemachine on 1 January 2008 leaving a principal balance outstanding of £2,054,267.

(iv)	TRM Corp shall, unless full or partial early repayment is made, make 36 (thirty six) monthly payments of £71,211.84 on the first of each month commencing on 1 February 2008 (finishing on 1 January 2011). These payments represent a straight line amortisation of the remaining debt (following the payments of the sums set out at (i) and (iii) above) at a compound interest rate of 15% per annum as shown in the attached Schedule 1.
(b)	In the event that TRM Corp secures a sufficient refinancing (including but not limited to the receipt of funds either from securing third party debt or an equity subscription into the business) at any point prior to 1 January 2011, the entire principal sum still outstanding pursuant to clause 7(a) (as shown in the final column of Schedule 1) shall become immediately payable to Notemachine and TRM Corp hereby confirms that it shall use the proceeds of any such refinancing to first repay all prior or superior liens (including, but not restricted to, the GSO Principal Note) and then pay the outstanding principal sum to Notemachine before any other use is made of such proceeds. Any refinancing will only be sufficient for these purposes if it is such that it enables TRM Corp to repay all such prior or superior liens and the entire principal sum then outstanding pursuant to clause 7(a). In the event that TRM Corp secures a refinancing (as defined above) which is sufficient to repay all prior or superior liens and some but not all of the outstanding principal sum due to Notemachine under this agreement, it will use the sums obtained from the refinancing remaining once all prior or superior liens have been paid to immediately pay Notemachine such proportion of the principal sum due pursuant to clause 7(a) as can be paid with the remaining refinancing monies, and such sum as is then outstanding shall be payable at the same monthly rate set out in clause 7(a)(iv). TRM Corp confirms:
(i)	that it will inform any prospective source of finance of this obligation;

(ii)	that it will notify Notemachine of any successful refinancing immediately upon execution of the documentation setting out the terms of the refinancing; and

(iii)	that it will not without the prior written consent of Notemachine (such consent to be granted or withheld at the sole discretion of Notemachine) create, agree or allow to be created any charge or lien over any or all of its assets, save that Notemachine agrees that TRM Corp shall be entitled to create a charge over its assets for the purposes of a refinancing and Notemachine shall not object to the creation of such a charge.
(c)	TRM Corp confirms that it has granted a charge over its assets in favour of GSO Capital Partners LP (the “GSO Charge”). TRM Corp agrees that it will inform Notemachine in the event that the GSO Charge is discharged. Notemachine agrees and acknowledges that the GSO Charge is only likely to be discharged in the event of a refinancing as contemplated in 7(b) above. Notemachine further agrees and acknowledges that it is likely that any such refinancing will involve the creation of a first charge in favour of the finance provider and Notemachine consents to the creation of such a charge. Within 28 days of the discharge of the GSO Charge, TRM Corp will grant (or in the event that the consent of any third party which has provided finance is required will use its best endeavours to grant) Notemachine a second charge over its assets in substantially the same form as the GSO Charge save that such charge shall be for the entirety of the sum outstanding due to Notemachine at the date of the discharge of the GSO Charge.

(d)	Notemachine agrees to discharge any charge granted to it by TRM without delay upon receipt of all payments due under clause 7 and upon receipt of its reasonable costs of applying to discharge the charge.
8.	TRM Corp and Notemachine agree that if any instalment payable pursuant to clause 7 above is not received in cleared funds into the Account by the relevant due date, or if the charge in favour of Notemachine is not granted as contemplated, this will not affect the full and final nature of the Settlement recorded herein and Notemachine will only be entitled to enforce this agreement to immediately recover the entire outstanding balance of the Settlement Amount by whatever legal process it considers appropriate.
9.	The Parties agree that payment pursuant to clause 7 is to be made by electronic transfer to the Notemachine account detailed below on or before the relevant date.

10.	Each Party irrevocably and unconditionally releases and waives entirely as against the other Party all and any claims, complaints or causes of action it has or may have in relation to the Settled Claims irrespective of whether such claim, complaint or cause of action is actual, known or unknown, suspected, intimated or otherwise.

11.	The Parties agree that in the event that TRM Corp enters into any insolvency process or arrangement with its creditors, either voluntary or involuntary (including for the avoidance of doubt filing for Chapter 11 bankruptcy protection), prior to 1 January 2011, the sum of £3,250,000 (or such other sum payable pursuant to clause 7 as remains outstanding to Notemachine) shall constitute a liquidated debt of £3,250,000 (or such other sum payable pursuant to clause 7 as remains outstanding to Notemachine) payable by TRM Corp to Notemachine, so far as permitted by the laws of the state of Oregon.

12.	For the avoidance of doubt Notemachine will meet any tax liability of Notemachine incurred by it in respect of the payments provided for herein.

13.	This letter supersedes any previous written or oral agreement between the Parties in relation to the matters dealt with in this letter and contains the whole agreement between the Parties relating to the subject matter of this Agreement at the date hereof.

14.	If any provision of this agreement shall be found by any court or administrative body of competent jurisdiction to be invalid or unenforceable, such invalidity or unenforceability shall not effect the other provisions of this agreement which shall remain in full force and effect.

15.	The terms of this Agreement and the existence and substance of this dispute are confidential to the Parties and may not be disclosed to any third party without the other party’s consent save for under compulsion of law or in accordance with a regulatory requirement or where any such disclosure is made in confidence to that party’s legal or other professional agent.

16.	This letter agreement shall be governed by and construed in accordance with the law of England and Wales and the Parties hereby submit to the exclusive jurisdiction of the Courts of England and Wales in relation to any dispute arising out of the terms of this letter.

17.	Notemachine bank account details:

Account name:	Note Machine LTD, Barclays Plc, 1 Churchill Place, London E14 5HP

IBAN:	XXXXXXXXXXXXXXXXXXXXXX

SWIFTBIC:	XXXXXXXX

Account No:	XXXXXXXX

Sort Code:	XX-XX-XX
18.	Please confirm that you agree to the terms of this letter by signing it on behalf of TRM Corp and returning it to Notemachine.
Yours faithfully

Notemachine Limited

/s/ Peter McNamara For and on behalf of TRM Corporation

/s/ Richard B. Stern

SCHEDULE 1
TRM CORPORATION
36 MONTH AMORTIZATION SCHEDULE AT 15% INTEREST

pmt#	date	beg bal	pmt	principal	int	end bal
1	2/1/2008	£2,054,267.00	£71,211.84	£45,533.50	£25,678.34	£2,008,733.50
2	3/1/2008	2,008,733.50	71,211.84	46,102.67	25,109.17	1,962,630.83
3	4/1/2008	1,962,630.83	71,211.84	46,678.95	24,532.89	1,915,951.87
4	5/1/2008	1,915,951.87	71,211.84	47,262.44	23,949.40	1,868,689.43
5	6/1/2008	1,868,689.43	71,211.84	47,853.22	23,358.62	1,820,836.21
6	7/1/2008	1,820,836.21	71,211.84	48,451.39	22,760.45	1,772,384.82
7	8/1/2008	1,772,384.82	71,211.84	49,057.03	22,154.81	1,723,327.79
8	9/1/2008	1,723,327.79	71,211.84	49,670.24	21,541.60	1,673,657.55
9	10/1/2008	1,673,657.55	71,211.84	50,291.12	20,920.72	1,623,366.43
10	11/1/2008	1,623,366.43	71,211.84	50,919.76	20,292.08	1,572,446.67
11	12/1/2008	1,572,446.67	71,211.84	51,556.26	19,655.58	1,520,890.41
12	1/1/2009	1,520,890.41	71,211.84	52,200.71	19,011.13	1,468,689.70
13	2/1/2009	1,468,689.70	71,211.84	52,853.22	18,358.62	1,415,836.48
14	3/1/2009	1,415,836.48	71,211.84	53,513.88	17,697.96	1,362,322.60
15	4/1/2009	1,362,322.60	71,211.84	54,182.81	17,029.03	1,308,139.79
16	5/1/2009	1,308,139.79	71,211.84	54,860.09	16,351.75	1,253,279.70
17	6/1/2009	1,253,279.70	71,211.84	55,545.84	15,666.00	1,197,733.85
18	7/1/2009	1,197,733.85	71,211.84	56,240.17	14,971.67	1,141,493.69
19	8/1/2009	1,141,493.69	71,211.84	56,943.17	14,268.67	1,084,550.52
20	9/1/2009	1,084,550.52	71,211.84	57,654.96	13,556.88	1,026,895.56
21	10/1/2009	1,026,895.56	71,211.84	58,375.65	12,836.19	968,519.91
22	11/1/2009	968,519.91	71,211.84	59,105.34	12,106.50	909,414.57
23	12/1/2009	909,414.57	71,211.84	59,844.16	11,367.68	849,570.42
24	1/1/2010	849,570.42	71,211.84	60,592.21	10,619.63	788,978.21
25	2/1/2010	788,978.21	71,211.84	61,349.61	9,862.23	727,628.59
26	3/1/2010	727,628.59	71,211.84	62,116.48	9,095.36	665,512.11
27	4/1/2010	665,512.11	71,211.84	62,892.94	8,318.90	602,619.17
28	5/1/2010	602,619.17	71,211.84	63,679.10	7,532.74	538,940.07
29	6/1/2010	538,940.07	71,211.84	64,475.09	6,736.75	474,464.98
30	7/1/2010	474,464.98	71,211.84	65,281.03	5,930.81	409,183.96
31	8/1/2010	409,183.96	71,211.84	66,097.04	5,114.80	343,086.91
32	9/1/2010	343,086.91	71,211.84	66,923.25	4,288.59	276,163.66
33	10/1/2010	276,163.66	71,211.84	67,759.79	3,452.05	208,403.87
34	11/1/2010	208,403.87	71,211.84	68,606.79	2,605.05	139,797.08
35	12/1/2010	139,797.08	71,211.84	69,464.38	1,747.46	70,332.70
36	1/1/2011	70,332.70	71,211.86	70,332.70	879.16	0.00